                                                                 [CELANESE LOGO]

INVESTOR INFORMATION                                        CELANESE CORPORATION
                                                              Investor Relations
                                                           1601 West LBJ Freeway
                                                        Dallas, Texas 75234-6034

                                                                     Mark Oberle
                                                          Phone: +1 972 443 4464
                                                            Fax: +1 972 332 9373
                                                        Mark.Oberle@celanese.com

CELANESE CORPORATION REPORTS STRONG THIRD QUARTER RESULTS: NET SALES AND
EARNINGS INCREASE FROM 2004

       Third Quarter Highlights:

o      Net sales increase 21% from prior year on higher pricing and the Vinamul emulsion and Acetex acquisitions

o      Basic EPS is $0.26; diluted adjusted EPS is $0.49

o      Operating profit more than triples on strong results in Chemical
       Products, cost savings, and lower special charges

o      Adjusted EBITDA increases 16% from prior year to $253 million

o      Full year 2005 diluted adjusted EPS guidance raised to $1.95 to $2.05

in $ millions, except per share data                Q3 2005     Q3 2004
------------------------------------------------------------------------
Net sales                                             1,536       1,265
Operating profit                                         92          25
Net earnings (loss)                                      45        (71)
Basic EPS                                              0.26        n.m.
Diluted Adjusted EPS                                   0.49        n.m.
Adjusted EBITDA                                         253         218
------------------------------------------------------------------------

       DALLAS, November 7, 2005 - Celanese Corporation (NYSE:CE) today reported third quarter 2005 net sales increased 21% to $1,536 million compared to the same period last year primarily on higher pricing, mainly in Chemical Products, and sales of the recently acquired

                                                                               1

Acetex and Vinamul businesses. Basic net earnings were $0.26 per share, which included $24 million, pretax, in special charges primarily associated with the planned closure of the Edmonton, Canada site as well as $15 million, pretax, in inventory purchase accounting expenses related to the Acetex acquisition and increased ownership of Celanese AG.

       Diluted adjusted earnings per share, which primarily exclude special charges and inventory purchase accounting expenses, were $0.49, within the company's guidance range of $0.45 to $0.50 per share. The results include $0.02 per share positive impact from increased ownership of Celanese AG.

       Adjusted EBITDA rose 16% to $253 million on strong operating results, productivity improvements, and higher dividends from cost investments, and was within the company's previous guidance range of $240 million to $260 million.
Adjusted EBITDA increased despite the impact of Hurricane Rita, which is estimated to be approximately $15 million for the third and fourth quarters combined.

       "Celanese had another strong quarter and achieved its objectives for growth profitability, and cost control, despite the impact of Hurricane Rita and unprecedented increases in raw material costs," said David Weidman, president and chief executive officer. "These results demonstrate the strength of our hybrid chemicals structure and strategy for growth and cost improvement."

       Operating profit more than tripled to $92 million versus $25 million last year on higher pricing, productivity improvements, and lower special charges.
These effects more than offset higher raw material and energy costs, mainly for ethylene and natural gas. Operating profit in 2004 included $59 million in special charges, largely for non-cash asset impairments associated with the restructuring of Acetate Products. Operating profit in 2005 included $24 million in special charges and $15 million in inventory purchase accounting adjustments.
Adjusting for these items, operating profit increased by $47 million.

       The company continues to deliver on Celanese-specific opportunities to create value.

                                                                               2

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RECENT BUSINESS HIGHLIGHTS:

o      Completed acquisition of Acetex Corporation and redemption of Acetex's outstanding 10-7/8% senior notes for approximately $500 million, primarily with available cash.

o      Completed the transition for purchasing our full requirement of Gulf
       Coast methanol from Southern Chemical Corporation, a Trinidad-based supplier, in an arrangement that is expected to yield significant savings.

o      Increased our ownership of Celanese AG to approximately 98% as of October
       27 following an agreement with major shareholders and ongoing tender offers. The Celanese Corporation Board of Directors granted approval in
       November to a squeeze-out of remaining shareholders.

o      Signed a letter of intent to divest Ticona's non-core cyclo-olefin copolymer (COC) business to a venture between Daicel and our Polyplastics equity investment.

o      Completed the sale of the Rock Hill, S.C., cellulose acetate manufacturing site in October 2005 as part of the restructuring of the
       Acetate Products business.

   EQUITY AND COST INVESTMENTS

       Dividends from equity and cost investments increased by more than 50% to
$47 million from $31 million in the same quarter last year, primarily due to higher dividends from our Ibn Sina cost investment in Saudi Arabia. Equity in net earnings of affiliates rose 24% to $21 million on increased performance of our Asian investments.

       "As expected, dividends from our investments increased significantly in the quarter on improved performance of our ventures and our strategy to maximize our ventures' cash contributions, " said John Gallagher, chief financial officer and executive vice president. "We've

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received dividends of $114 million year to date, and now expect total dividends in 2005 to be modestly above $130 million."

THIRD QUARTER SEGMENT OVERVIEW

CHEMICAL PRODUCTS

       Higher pricing driven by strong demand, high industry utilization rates and higher raw material costs in base products, such as acetic acid and vinyl acetate, as well as the results of the recent Acetex and Vinamul acquisitions, resulted in a net sales increase of 31% to $1,100 million for Chemical Products.
Earnings from continuing operations before tax and minority interests rose by
34% to $134 million, benefiting from increased operating profit and dividends from the Ibn Sina cost investment, which more than doubled to $33 million in the quarter. Higher pricing for base products more than offset higher raw material costs, such as ethylene and natural gas. Downstream products, such as emulsions and polyvinyl alcohol, however, experienced margin compression, as raw material costs rose faster than pricing.

   TECHNICAL POLYMERS TICONA

       Net sales for Ticona were essentially flat at $212 million compared to the same period last year. The company was successful in its pricing initiatives, which offset lower polyacetal volumes, resulting from a weak
European automotive market and reduced sales to lower end applications. Earnings from continuing operations before tax and minority interests increased by 17% to
$34 million due to progress in its cost savings initiatives, higher pricing, and lower depreciation and amortization expense. Earnings from equity investments in
Asia and the U.S. also increased in the

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period. These factors were partly offset by higher raw material costs, lower volumes, and lower inventory versus last year when there was a build for a planned maintenance turnaround.

   ACETATE PRODUCTS

       Acetate Products' net sales declined by 7% to $163 million as higher pricing for tow and flake and increased flake volumes did not offset lower volumes for filament and tow due to the company's planned exit from the filament business and the shutdown of a Canadian tow plant. Earnings from continuing operations before tax and minority interests increased to $4 million compared to a loss of $(39) million in the same period last year due to lower special charges of $9 million in 2005 versus $50 million in 2004 and lower depreciation and amortization expense largely related to restructuring initiatives. In the
3rd quarter of 2005, higher raw material and energy costs, along with temporarily higher manufacturing costs resulting from a realignment in inventory levels, were partially offset by higher pricing and savings from restructuring initiatives.

PERFORMANCE PRODUCTS

         Net sales for the Performance Products segment decreased by $1 million to $46 million compared to the same period last year as higher volumes, largely for Sunett(R) sweetener, were offset by lower pricing for the sweetener.
Earnings from continuing operations before tax and minority interests declined slightly by $1 million to $10 million as improved conditions in the sorbates business and cost savings were offset by lower pricing for Sunett and an impairment of cost investments.

OTHER ACTIVITIES

         Other Activities primarily consists of corporate center costs, including financing and

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administrative activities, and certain other operating entities, including the captive insurance companies and the AT Plastics business of Acetex, which was acquired in July 2005.

       Net sales for Other Activities increased to $55 million from $20 million in the same period last year primarily due to the addition of $49 million in sales from AT Plastics, which was partially offset by lower third party sales from the captive insurance companies and the divestitures of the performance polymer polybenzamidazole (PBI) and Vectran polymer fiber businesses. Loss from continuing operations before tax and minority interests improved to a loss of
$108 million from a loss of $132 million in the same period last year mainly due to $26 million in lower interest expense than in 2004, which included $18 million in deferred financing costs and a $21-million prepayment premium for the refinancing of redeemable preferred stock. This decrease was partially offset by increased interest expense on higher debt levels and interest rates.

LIQUIDITY

       As of September 30, 2005, the company had total debt of $3,496 million and cash and cash equivalents of $401 million. Net debt (total debt less cash and cash equivalents) increased to $3,095 million from $2,549 million as of
December 31, 2004, as the company acquired Vinamul with debt and largely used available cash to finance the Acetex acquisition, the redemption of Acetex senior notes and the purchase of Celanese AG shares from two minority shareholders.

OUTLOOK

       The company increased its full year guidance range for diluted adjusted earnings per share to $1.95 to $2.05 from its previous guidance of $1.90 to
$2.00 per diluted share to reflect the

Page: 7 of 20                                                    [CELANESE LOGO]

positive impact of fewer Celanese AG shares outstanding.

       "Celanese had a very good quarter and continues to deliver on
Celanese-specific opportunities that enhance our growth and profitability," said
Weidman. "Our hybrid, global chemical company is well positioned, and we remain optimistic about our outlook."

    Forward-Looking Statements

    This release may contain "forward-looking statements," which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends,"
"believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct.

    There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this release. Numerous factors, many of which are beyond the company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

    Successor

    Successor represents Celanese Corporation's financial position as of
September 30, 2005 and December 31, 2004 and its consolidated results of operations for the three months and nine months ended September 30, 2005 and three months ended September 30, 2004. These consolidated financial statements reflect the application of purchase accounting relating to the acquisition of
Celanese AG and preliminary purchase accounting adjustments relating to the acquisitions of Vinamul, Acetex and the

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additional Celanese AG shares acquired in the third quarter of 2005.

    Predecessor

    Predecessor represents Celanese AG's consolidated results of its operations for the three months ended March 31, 2004. These results relate to a period prior to the acquisition of Celanese AG and present Celanese AG's historical basis of accounting without the application of purchase accounting.

    The results of the Successor are not comparable to the results of the
Predecessor due to the difference in the basis of presentation of purchase accounting as compared to historical cost and different accounting policies.

    Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP

    This release reflects three performance measures, net debt, adjusted EBITDA, and diluted adjusted earnings per share as non-U.S. GAAP measures. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for net debt is total debt; for adjusted
EBITDA is net earnings (loss); and for diluted adjusted earnings per share is diluted earnings (loss) per share. For a reconciliation of these non-U.S. GAAP measures to U.S. GAAP figures, see the accompanying schedules to this release.

    Use of Non-U.S. GAAP Financial Information

    Adjusted EBITDA, a measure used by management to measure performance, is defined as earnings (loss) from continuing operations, plus interest expense net of interest income, income taxes and depreciation and amortization, and further adjusted for certain cash and non-cash charges. Our management believes adjusted
EBITDA is useful to investors because it is one of the primary measures our management uses for its planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, adjusted EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements nor does it represent the amount used in our

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debt covenants. Net debt is defined as total debt less cash and cash equivalents. Our management uses net debt to evaluate the Company's capital structure. Diluted adjusted net earnings per share is defined as income available to common shareholders plus preferred dividends, adjusted for special and one-time expenses and divided by the number of basic common and diluted preferred shares outstanding as of September 30, 2005. We believe that the presentation of all of the non-U.S. GAAP information provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when
U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information.

    The presentation of combined 2004 consolidated statements of operations of the predecessor and successor results in a non-GAAP measure as the predecessor and successor's consolidated financial statements are based on two different methods of accounting and as the successor's consolidated financial statements include the effects of purchase accounting.

Results Unaudited: The results presented in this release, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management.
Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

Page: 10 of 20                                                    [CELANESE LOGO]

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   Q3 2005        Q3 2004       9M 2005      9M 2004
                                                 -------------- ------------- ------------ ------------
in $ millions                                     Successor      Successor     Successor    Combined
-------------------------------------------------------------------------------------------------------

NET SALES                                            1,536          1,265        4,562        3,737
  Cost of sales                                     (1,253)        (1,005)      (3,553)      (3,065)
--------------------------------------------------------------- ------------- ------------ ------------
GROSS PROFIT                                           283            260        1,009          672

  Selling, general and administrative xpenses         (144)          (153)        (441)        (415)
  Research and development expenses                    (22)           (23)         (68)         (68)
  Special charges:
    Insurance recoveries associated with
      plumbing cases                                     -             (1)           4            1
    Restructuring, impairment and other
      special charges                                  (24)           (58)         (93)         (87)
  Foreign exchange gain (loss), net                     (2)            (2)            -          (2)
  Gain (loss) on disposition of assets                   1              2          (1)            1
--------------------------------------------------------------- ------------- ------------ ------------
OPERATING PROFIT                                        92             25          410          102

  Equity in net earnings of affiliates                  21             17           48           47
  Interest expense                                     (72)           (98)        (316)        (234)
  Interest income                                        7              8           31           20
  Other income (expense), net                           26             17           47            2
--------------------------------------------------------------- ------------- ------------ ------------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS
  BEFORE TAX AND MINORITY INTERESTS                     74            (31)         220          (63)

  Income tax provision                                 (26)           (48)         (77)         (75)
--------------------------------------------------------------- ------------- ------------ ------------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS
  BEFORE MINORITY INTERESTS                             48            (79)         143         (138)

  Minority interests                                    (3)             8          (41)          (2)
--------------------------------------------------------------- ------------- ------------ ------------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS              45            (71)         102         (140)

  Earnings (loss) from operation of
    discontinued operations (including gain on
    disposal of discontinued operations)                 -              -            -            8
  Related income tax benefit                             -              -            -           14
--------------------------------------------------------------- ------------- ------------ ------------
  Earnings (loss) from discontinued operations           -              -            -           22
--------------------------------------------------------------- ------------- ------------ ------------
NET EARNINGS (LOSS)                                     45            (71)         102         (118)
-------------------------------------------------------------------------------------------------------

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CONSOLIDATED BALANCE SHEETS
                                                             SEP 30      DEC 31
in $ millions                                                  2005        2004
--------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                     401         838
  Receivables, net:
    Trade receivables, net - third party and affiliates         947         866
    Other receivables                                           519         670
  Inventories                                                   625         618
  Deferred income taxes                                          69          71
  Other assets                                                   47          86
  Assets of discontinued operations                               2           2
-------------------------------------------------------------------- -----------
TOTAL CURRENT ASSETS                                          2,610       3,151
  Investments                                                   551         600
  Property, plant and equipment, net                          1,982       1,702
  Deferred income taxes                                          35          54
  Other assets                                                  727         756
  Goodwill                                                    1,042         747
  Intangible assets, net                                        393         400
-------------------------------------------------------------------- -----------
TOTAL ASSETS                                                  7,340       7,410
-------------------------------------------------------------------- -----------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Short-term borrowings and current
    installments of long-term debt                              181         144
  Accounts payable and accrued liabilities:
    Trade payables - third party and affiliates                 698         722
    Other current liabilities                                   813         888
  Deferred income taxes                                          13          20
  Income taxes payable                                          224         214
  Liabilities of discontinued operations                          3           7
-------------------------------------------------------------------- -----------
TOTAL CURRENT LIABILITIES                                     1,932       1,995
  Long-term debt                                              3,315       3,243
  Deferred income taxes                                         225         256
  Benefit obligations                                         1,154       1,000
  Other liabilities                                             506         510
  Minority interests                                            149         518
  Shareholders' equity (deficit):
    Preferred stock                                               -           -
    Common stock                                                  -           -
    Additional paid-in capital                                  344         158
    Retained earnings (accumulated deficit)                    (151)       (253)
    Accumulated other comprehensive loss                       (134)        (17)
-------------------------------------------------------------------- -----------
  Shareholders' equity (deficit)                                 59       (112)
-------------------------------------------------------------------- -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)          7,340       7,410
--------------------------------------------------------------------------------

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                                    NET SALES

TABLE 1

NET SALES

in $ millions                   Q3 2005     Q3 2004      9M 2005      9M 2004
                             -----------  ----------   ----------   -----------
                               Successor   Successor    Successor     Combined
-------------------------------------------------------------------------------
  Chemical Products               1,100          840        3,229      2,466
  Technical Polymers Ticona         212          213          674        660
  Acetate Products                  163          176          542        521
  Performance Products               46           47          140        136
----------------------------------------  ----------   ----------   -----------
SEGMENT TOTAL                     1,521        1,276        4,585      3,783
  Other activities                   55           20           75         42
  Intersegment eliminations         (40)         (31)         (98)       (88)
----------------------------------------  ----------   ----------   -----------
TOTAL                             1,536        1,265        4,562      3,737
-------------------------------------------------------------------------------

TABLE 2

FACTORS AFFECTING THIRD QUARTER 2005 SEGMENT NET SALES COMPARED TO THIRD QUARTER
2004

in percent                    VOLUME    PRICE    CURRENCY      OTHER*     TOTAL
--------------------------------------------------------------------------------
  Chemical Products               2%      12%          1%        16%        31%
  Technical Polymers Ticona      -5%       5%          0%        0%          0%
  Acetate Products              -12%       5%          0%        0%         -7%
  Performance Products            2%      -4%          0%        0%         -2%
--------------------------------------------------------------------------------
  SEGMENT TOTAL                  -1%       9%          0%        11%        19%
--------------------------------------------------------------------------------
* Primarily represents net sales of the recently acquired Vinamul and Acetex businesses, excluding AT Plastics

TABLE 3

FACTORS AFFECTING NINE MONTHS 2005 SEGMENT NET SALES COMPARED TO NINE MONTHS
2004

in percent                   VOLUME      PRICE     CURRENCY     OTHER*     TOTAL
--------------------------------------------------------------------------------
  Chemical Products              0%       18%           2%         11%       31%
  Technical Polymers Ticona     -2%        2%           2%          0%        2%
  Acetate Products               0%        4%           0%          0%        4%
  Performance Products           4%       -5%           4%          0%        3%
--------------------------------------------------------------------------------
  SEGMENT TOTAL                 -1%       13%           2%          7%       21%
--------------------------------------------------------------------------------
* Primarily represents net sales of the recently acquired Vinamul and Acetex businesses, excluding AT Plastics

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                               KEY FINANCIAL DATA

TABLE 4

OPERATING PROFIT (LOSS)

                                Q3 2005      Q3 2004      9M 2005      9M 2004
                              ----------- ------------ ------------- -----------
in $ millions                  Successor    Successor    Successor    Combined
--------------------------------------------------------------------------------
  Chemical Products                   98           83          430         184
  Technical Polymers Ticona           18           15           62          57
  Acetate Products                     4         (39)           34        (20)
  Performance Products                13           12           41          25
----------------------------------------- ------------ ------------- -----------
SEGMENT TOTAL                        133           71          567         246
  Other activities                   (41)         (46)        (157)       (144)
----------------------------------------- ------------ ------------- -----------
TOTAL                                 92           25          410         102
--------------------------------------------------------------------------------

TABLE 5

EARNINGS (LOSS) FROM CONTINUING OPERATIONS BEFORE TAX AND MINORITY INTERESTS

                                  Q3 2005      Q3 2004     9M 2005     9M 2004
                              -----------  -----------  -----------  -----------
in $ millions                   Successor    Successor    Successor    Combined
--------------------------------------------------------------------------------
  Chemical Products                  134          100          476         198
  Technical Polymers Ticona           34           29          107         100
  Acetate Products                     4          (39)          36         (16)
  Performance Products                10           11           36          23
-----------------------------------------  -----------  -----------  -----------
SEGMENT TOTAL                        182          101          655         305
  Other activities                  (108)        (132)        (435)       (368)
-----------------------------------------  -----------  -----------  -----------
TOTAL                                 74          (31)         220         (63)
--------------------------------------------------------------------------------

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TABLE 6

DEPRECIATION AND AMORTIZATION EXPENSE

                                  Q3 2005      Q3 2004     9M 2005     9M 2004
                                ---------  -----------  -----------  ----------
in $ millions                   Successor    Successor    Successor    Combined
-------------------------------------------------------------------------------
  Chemical Products                   45           39          118         116
  Technical Polymers Ticona           13           19           42          50
  Acetate Products                     3           16           21          43
  Performance Products                 4            3           10           7
------------------------------- ---------  -----------  -----------  ----------
SEGMENT TOTAL                         65           77          191         216
  Other activities                     5            2            9           6
------------------------------- ---------  -----------  -----------  ----------
TOTAL                                 70           79          200         222
------------------------------- -----------------------------------------------

                        KEY FINANCIAL DATA - (CONTINUED)

TABLE 7

CASH DIVIDENDS RECEIVED

                                   Q3 2005      Q3 2004     9M 2005     9M 2004
                               -----------  -----------  -----------  ----------
in $ millions                    Successor    Successor    Successor    Combined
--------------------------------------------------------------------------------
Dividends from equity
 investments                           14           14           60          35
Other distributions from equity
 investments                            -            -            -           1
Dividends from cost investments        33           17           54          30
--------------------------------------------------------------------------------
TOTAL                                  47           31          114          66
--------------------------------------------------------------------------------

                  SPECIAL CHARGES AND OTHER EXPENSES

TABLE 8

SPECIAL CHARGES IN OPERATING PROFIT (LOSS)

                                  Q3 2005      Q3 2004     9M 2005     9M 2004
                                ---------  -----------  -----------  ----------
in $ millions                   Successor    Successor    Successor    Combined
-------------------------------------------------------------------------------
  Chemical Products                  (12)          (3)         (16)         (5)
  Technical Polymers Ticona           (1)          (6)         (22)         (5)
  Acetate Products                    (9)         (50)         (10)        (50)
  Performance Products                 -            -            -           -
-----------------------------------------  -----------  -----------  ----------
SEGMENT TOTAL                        (22)         (59)         (48)        (60)
  Other activities                    (2)           -          (41)        (26)
-----------------------------------------  -----------  -----------  ----------
TOTAL                                (24)         (59)         (89)        (86)
-------------------------------------------------------------------------------

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TABLE 9

BREAKOUT OF SPECIAL CHARGES BY TYPE

                                   Q3 2005     Q3 2004    9M 2005    9M 2004
                                 ---------  ----------  ----------  ---------
in $ millions                    Successor   Successor   Successor   Combined
-----------------------------------------------------------------------------
Employee termination benefits          (9)         (6)        (18)        (9)
Plant/office closures                 (13)        (52)        (14)       (52)
Restructuring adjustments               -           1           -          1
------------------------------------------  ----------  ----------  ---------
   TOTAL RESTRUCTURING                (22)        (57)        (32)       (60)
Insurance recoveries associated
 with plumbing cases                    -          (1)          4          1
Asset impairments                      (1)          -         (25)         -
Termination of advisor
 monitoring services                    -           -         (35)         -
Advisory services                       -           -           -        (25)
Other                                  (1)         (1)         (1)        (2)
------------------------------------------  ----------  ----------  ---------
   TOTAL                              (24)        (59)        (89)       (86)
-----------------------------------------------------------------------------

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EARNINGS PER SHARE AND RECONCILIATION OF NON-US GAAP ITEMS

TABLE 10

EARNINGS PER SHARE
                                                                  Q3 2005
in $ millions, except for share and per share data                 ACTUAL
--------------------------------------------------------------------------
EARNINGS FROM CONTINUING OPERATIONS
  BEFORE TAX AND MINORITY INTERESTS                                   74
Income tax provision                                                 (26)
Minority interests                                                    (3)
Preferred dividends                                                   (3)
--------------------------------------------------------------------------
NET EARNINGS AVAILABLE TO COMMON SHAREHOLDERS                         42
--------------------------------------------------------------------------

BASIC EPS CALCULATION
--------------------------------------------------------------------------
Weighted average shares outstanding (millions)                     158.5
--------------------------------------------------------------------------
BASIC EPS                                                           0.26
--------------------------------------------------------------------------

DILUTED EPS CALCULATION
--------------------------------------------------------------------------
Net earnings available to common shareholders                         42
Add back: Preferred dividends                                          3
--------------------------------------------------------------------------
NET EARNINGS FOR DILUTED EPS                                          45
--------------------------------------------------------------------------

DILUTED SHARES (MILLIONS)
--------------------------------------------------------------------------
Weighted average shares outstanding                                158.5
Conversion of Preferred Shares                                      12.0
Assumed conversion of stock options                                  1.4
--------------------------------------------------------------------------
Total diluted shares                                               171.9
--------------------------------------------------------------------------
DILUTED EPS                                                         0.26
--------------------------------------------------------------------------

DILUTED ADJUSTED EARNINGS PER SHARE - RECONCILIATION OF NON-US GAAP ITEMS

                                                                  Q3 2005
in $ millions, except for share and per share data               ADJUSTED
-------------------------------------------------------------------------
NET EARNINGS AVAILABLE TO COMMON SHAREHOLDERS                         42
Non-GAAP Adjustments:
  Purchase accounting for inventories                                 15
  Special charges                                                     24
  Sponsor related charges                                              1
  Tax differential for adjusted net earnings*                         (1)
--------------------------------------------------------------------------
ADJUSTED NET EARNINGS AVAILABLE TO COMMON SHAREHOLDERS                81
Add back: Preferred dividends                                          3
-------------------------------------------------------------------------
NET EARNINGS FOR DILUTED ADJUSTED EPS                                 84
-------------------------------------------------------------------------

DILUTED SHARES (MILLIONS)
-------------------------------------------------------------------------
Weighted average shares outstanding                                158.5
Conversion of Preferred Shares                                      12.0
Assumed conversion of stock options                                  1.4
-------------------------------------------------------------------------
Total diluted adjusted shares                                      171.9
-------------------------------------------------------------------------
DILUTED ADJUSTED EPS                                                0.49
--------------------------------------------------------------------------
*   The tax differential for adjusted net earnings represents the difference between the effective tax rate applicable to net earnings available to common shareholders (35%) and the effective tax rate applicable to adjusted net earnings available to common shareholders (24%).

Page: 17 of 20                                                   [CELANESE LOGO]

TABLE 11

NET DEBT

                                                          SEP 30      DEC 31
in $ millions                                              2005        2004
----------------------------------------------------------------------------
Short-term borrowings and current
  installments of long-term debt                             181        144
Plus: Long-term debt                                       3,315      3,243
----------------------------------------------------------------------------
Total debt                                                 3,496      3,387
Less: Cash and cash equivalents                              401        838
----------------------------------------------------------------------------
NET DEBT                                                   3,095      2,549
----------------------------------------------------------------------------

Page: 18 of 20                                                   [CELANESE LOGO]

TABLE 12

ADJUSTED EBITDA

in $ millions                                  Q3 2005    Q3 2004    9M 2005
------------------------------------------------------------------------------
Net earnings (loss)                                45        (71)        102
(Earnings) loss from discontinued operations        -          -           -
Interest expense                                   72         98         316
Interest income                                    (7)        (8)        (31)
Income tax provision                               26         48          77
Depreciation and amortization                      70         79         200
------------------------------------------------------------------------------
EBITDA                                            206        146         664

Adjustments:
Equity in net earnings of affiliates in
 excess of cash dividends received                 (7)        (3)         12
Special charges                                    24         59          89
Other unusual items and adjustments (1)            30         16         105
------------------------------------------------------------------------------
ADJUSTED EBITDA                                   253        218         870
------------------------------------------------------------------------------

(1) OTHER UNUSUAL ITEMS AND ADJUSTMENTS

in $ millions                                  Q3 2005    Q3 2004    9M 2005
-----------------------------------------------------------------------------
Net (gain) loss on disposition of assets            (1)        (2)         1
Excess of minority interest (income) expense
 over cash dividends paid to minority
 shareholders                                        3         (8)        41
Severance and other restructuring charges
 not included in special charges                     2          4          4
Cash interest income used by captive
 insurance subsidiaries to fund operations           1          2          7
Franchise taxes                                      -          -          1
Unusual and non-recurring items*                    10          9         25
Non-cash charges**                                  15          1         16
Advisor monitoring fee                               -          3         10
Pro forma cost savings***                            -          7          -
------------------------------------------------------------------------------
Total Other Unusual Items and Adjustments           30         16        105
------------------------------------------------------------------------------

*   Primarily includes costs related to the Celanese AG (Q3 2004) and Vinamul acquisitions (Q3 2005 and 9M 2005), productivity enhancement programs (all periods presented), Summit (9M 2005 and Q3 2004) and Bedminster relocations
    (Q3 2005 and 9M 2005), and IPO bonus (9M 2005).

**  Primarily includes purchase accounting adjustment for inventories (Q3 2005 and 9M 2005) and ineffective portion of a net investment hedge (9M 2005).

*** Primarily represents adjustments on a proforma basis for certain cost savings that we expected to achieve from additional pension contributions
    (Q3 2004).

Page: 19 of 20                                                   [CELANESE LOGO]

TABLE 13

GUIDANCE DILUTED ADJUSTED EPS

                                                FY 2005 MID-        FY 2005 MID-
in $ millions, except for share and           POINT GUIDANCE      POINT GUIDANCE
 per share data                                  DILUTED EPS    DILUTED ADJ. EPS
--------------------------------------------------------------------------------
Earnings from continuing operations
  before tax and minority interests               305 - 330           305 - 330
Adjustments:
  Monitor Fee                                             -                  10
  Refinancing costs                                       -                 102
  Favorable impact on non-operating
   foreign exchange position                              -                 (14)
  Purchase accounting for inventories                                        15
  Special charges and other                               -                  82
--------------------------------------------------------------------------------
EARNINGS FROM CONTINUING OPERATIONS
  BEFORE TAX AND MINORITY INTERESTS               305 - 330           500 - 525
Income tax provision                                   (109)               (120)
Minority interest                                       (42)                (42)
Preferred dividends                                     (10)                (10)
--------------------------------------------------------------------------------
NET EARNINGS AVAILABLE TO COMMON SHAREHOLDERS     145 - 170           325 - 350
--------------------------------------------------------------------------------

BASIC EPS CALCULATION
--------------------------------------------------------------
Weighted average shares outstanding (millions)          158.5
--------------------------------------------------------------
BASIC EPS                                         0.92 - 1.07
--------------------------------------------------------------

DILUTED EPS CALCULATION
--------------------------------------------------------------- ----------------
Net earnings available to common shareholders        145 - 170        325 - 350
Add back: Preferred dividends                               10               10
--------------------------------------------------------------- ----------------
NET EARNINGS FOR DILUTED EPS                         155 - 180        335 - 360
--------------------------------------------------------------- ----------------

DILUTED SHARES (MILLIONS)
Weighted average shares outstanding                      158.5            158.5
Conversion of Preferred Shares                            12.0             12.0
Assumed conversion of stock options                        1.4              1.4
--------------------------------------------------------------- ----------------
Total diluted shares                                     171.9            171.9
--------------------------------------------------------------------------------
DILUTED EPS                                        0.90 - 1.05      1.95 - 2.05
--------------------------------------------------------------------------------

Page: 20 of 20                                                   [CELANESE LOGO]

TABLE 14

GUIDANCE ADJUSTED EBITDA

                                                                      GUIDANCE
in $ millions                                                          FY 2005
------------------------------------------------------------------------------
Net earnings                                                        145 - 170
(Earnings) loss from discontinued operations                                -
Net interest expense                                                      360
Income tax provision (benefit)                                            109
Depreciation and amortization                                       260 - 265
--------------------------------------------------------------- --------------
EBITDA                                                              875 - 905

Adjustments:
Cash dividends received in excess of equity in net earnings
   of affiliates                                                           (4)
Special charges and other                                                  82
Other unusual items and adjustments*                                      105
------------------------------------------------------------------------------
ADJUSTED EBITDA                                                 1,060 - 1,090
------------------------------------------------------------------------------

*Primarily includes the following:
Excess of minority interest income over cash dividends paid to minority shareholders
Severance and other restructuring charges not included in special charges
Cash interest income used by captive insurance subsidiaries to fund operations
Unusual and non-recurring items
Advisor monitoring fee
Other minor items